Exhibit 23.5

CONSENT OF NOMINEE FOR DIRECTOR

I hereby consent to the use of my name as a Director Nominee in the Registration Statement on Form S-1 filed by Rose Rock Midstream, L.P. and the related prospectus and any amendments thereto.

Date: November 21, 2011

/s/ Rodney L. Gray
Rodney L. Gray